Exhibit 99.1

CONTACT:

Jon Kathol

Vice President, Investor Relations

investorrelations@primobrands.com

Primo Brands Reports First Quarter 2025 Results

•	Delivers strong organic Net Sales growth, primarily driven by volume
•	Expands Adjusted EBITDA margin
•	Integration on schedule with cost synergies opportunity of $300 million, with $200 million expected to be captured in 2025; balance expected to be captured in 2026
•	Reaffirms full year 2025 Net Sales, Adjusted EBITDA and Adjusted Free Cash Flow guidance

TAMPA, FL and STAMFORD, CT – May 8, 2025 – Primo Brands Corporation (NYSE: PRMB) (“Primo Brands” or the "Company") today announced its results for the first quarter ended March 31, 2025.

"During our first full quarter as Primo Brands, we achieved strong organic net sales, volume and market share growth, leading to increased earnings and expanded margins. We are on track to realize our $200 million cost synergies opportunity by 2025, supporting our full-year outlook for Net Sales, Adjusted EBITDA, and Adjusted Free Cash Flow," said Robbert Rietbroek, Chief Executive Officer.

"In a challenging macro environment, our resilient business model positions us for continued success. Our focus on domestic manufacturing scale and efficiency, cost control, and synergy capture, combined with exceptional customer service, should enable us to continue to grow volume and deliver margin expansion, resulting in continued shareholder value creation," added Mr.Rietbroek.

(Unless stated otherwise, all first quarter 2025 comparisons are relative to the first quarter of 2024; all information is in U.S. dollars. Pursuant to applicable requirements, these GAAP results are a comparison of the 2025 results for Primo Brands against the 2024 results for former Blue Triton Brands only. Non-GAAP reconciliations are presented in the exhibits to this press release)

FIRST QUARTER 2025 RESULTS CONFERENCE CALL

Primo Brands will host a conference call, to be simultaneously webcast, on Thursday, May 8, 2025, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

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Details for the Earnings Conference Call:

Date: May 8, 2025

Time: 10:00 a.m. Eastern Time

North America: (888) 510-2154

International: (437) 900-0527

Conference ID: 62685

Webcast Link: https://app.webinar.net/RAjMJAqJVEN

A slide presentation and live audio webcast will be available through Primo Brands' website at ir.primobrands.com.

Replay Information:

The earnings conference call will be recorded and archived for playback on the investor relations section of Primo Brands' website for a period of two weeks following the event.

FIRST QUARTER PERFORMANCE

	For the Three Months Ended
(USD $M except %, per share amounts or unless as otherwise noted)	March 31, 2025	March 31, 2024	Y/Y Change
Net sales	$1,613.7	$1,135.8	42.1%
Net income from continuing operations	$34.7	$33.5	$1.2
Net income per diluted share from continuing operations	$0.09	$0.15	$(0.06)
Adjusted net income	$111.9	$49.1	$62.8
Adjusted net income per diluted share	$0.29	$0.22	$0.07
Adjusted EBITDA	$341.5	$217.7	56.9%
Adjusted EBITDA margin %	21.2%	19.2%	200 bps

•	Net sales increased 42.1% to $1.6 billion compared to $1.1 billion primarily driven by net sales attributable to Primo Water due to the merger transaction.

•	Gross margin was 32.3% primarily driven by gross profit attributable to Primo Water due to the merger transaction, as well as lower maintenance costs.

•	SG&A expenses increased 49.9% to $327.8 million compared to $218.7 million. The increase was as a result of the merger transaction.

•	Net income from continuing operations and net income per diluted share were $34.7 million and $0.09 per diluted share, respectively, compared to net income from continuing operations and net income per diluted share of $33.5 million and $0.15, respectively.

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•	Adjusted EBITDA increased 56.9% to $341.5 million compared to $217.7 million and Adjusted EBITDA margin increased 200 bps to 21.2%, compared to 19.2%.

•	Net cash provided by operating activities from continuing operations of $38.8 million, less $69.5 million of capital expenditures and additions to intangible assets, resulted in $(30.7) million of free cash flow, or $54.7 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 5), compared to net cash provided by operating activities from continuing operations of $6.0 million and Adjusted Free Cash Flow of $(23.6) million in the prior year.

QUARTERLY DIVIDEND

On May 1, 2025 Primo Brands announced that its Board of Directors declared a dividend of $0.10 per share on the outstanding common stock of the Company, payable on June 17, 2025, in cash, to the holders of record of such common stock of the Company at the close of business on June 6, 2025.

ABOUT PRIMO BRANDS CORPORATION

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada. Primo Brands has a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and Mountain Valley®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 90 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association ("IBWA") in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 13,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut. For more information, please visit www.primobrands.com.

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Basis of Presentation

As a result of the timing of the consummation of the business combination of Primo Water Corporation (“Primo Water”) and Triton Water Parent, Inc. (“BlueTriton Brands”), to form Primo Brands Corporation on November 8, 2024, the Company’s GAAP consolidated financial information presented herein includes BlueTriton Brands’ results for the three months ended March 31, 2024, and Primo Brands’ results for the three months ended March 31, 2025.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Primo Brands utilizes certain non-GAAP financial measures. Primo Brands utilizes organic net sales growth (which excludes the impact of acquisitions). Primo Brands also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items as listed in the below reconciliations from the underlying business. Because Primo Brands uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Brands' underlying business performance and the performance of its management. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Additionally, Primo Brands supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present Free Cash Flow, and by excluding the additional items identified on the exhibits hereto to present Adjusted Free Cash Flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Brands' performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Brands' business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.

The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Brands' financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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We have not reconciled our Adjusted EBITDA and Adjusted Free Cash Flow guidance to GAAP net income or loss and cash flows from operations, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.

Safe Harbor Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Brands makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Brands cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Brands' 2025 outlook), anticipated synergies and other benefits from the business combination of BlueTriton and Primo Water, the impact of macroeconomic trends on Primo Brands' business and Primo Brands' competitive position. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to manage our expanded operations following the business combination; we have no operating or financial history as a combined company; we face significant competition in the segment in which we operate; our success depends, in part, on our intellectual property; we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits; our business is dependent on our ability to maintain access to our water sources; our ability to respond successfully to consumer trends related to our products; the loss or reduction in sales to any significant customer; our packaging supplies and other costs are subject to price increases; the affiliates of One Rock Capital Partners, LLC own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders; legislative and executive action risks; risks related to sustainability matters; costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution; our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; and risks associated with our substantial indebtedness.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Brands' Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Brands does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: ir.primobrands.com

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PRIMO BRANDS CORPORATION		EXHIBIT 1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	Three Months Ended March 31,
	2025	2024
Net sales	$1,613.7	$1,135.8
Cost of sales	1,092.7	790.3
Gross profit	521.0	345.5
Selling, general and administrative expenses	327.8	218.7
Acquisition, integration and restructuring expenses	39.8	5.8
Other operating expense (income), net	0.2	(3.8)
Operating income	153.2	124.8
Other expense, net	0.1	—
Loss on modification and extinguishment of debt	18.6	—
Interest and financing expense, net	82.1	79.9
Income from continuing operations before income taxes	52.4	44.9
Provision for income taxes	17.7	11.4
Net income from continuing operations	$34.7	$33.5
Net loss from discontinued operations, net of tax	(6.0)	—
Net income	$28.7	$33.5

Net income (loss) per common share
Basic:
Continuing operations	$0.09	$0.15
Discontinued operations	$(0.01)	$—
Net income per common share	$0.08	$0.15
Diluted:
Continuing operations	$0.09	$0.15
Discontinued operations	$(0.01)	$—
Net income per common share	$0.08	$0.15

Weighted-average shares of common stock outstanding (in thousands)
Basic	379,251	218,618
Diluted	381,613	218,618

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PRIMO BRANDS CORPORATION		EXHIBIT 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$449.7	$614.4
Trade receivables, net of allowance for expected credit losses of $7.2 ($4.7 as of December 31, 2024)	504.6	444.0
Inventories	252.2	208.4
Prepaid expenses and other current assets	120.9	150.4
Current assets held for sale	65.2	111.8
Total current assets	1,392.6	1,529.0
Property, plant and equipment, net	2,045.3	2,083.9
Operating lease right-of-use-assets, net	622.6	628.7
Goodwill	3,572.2	3,572.2
Intangible assets, net	3,161.5	3,191.7
Other non-current assets	74.7	70.1
Non-current assets held for sale	113.1	118.9
Total assets	$10,982.0	$11,194.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$67.9	$64.5
Trade payables	485.6	471.6
Accruals and other current liabilities	578.3	697.7
Current portion of operating lease obligations	94.2	95.5
Current liabilities held for sale	79.9	82.2
Total current liabilities	1,305.9	1,411.5
Long-term debt, less current portion	4,976.7	4,963.6
Operating lease obligations, less current portion	549.3	555.6
Deferred income taxes	736.5	738.7
Other non-current liabilities	51.0	49.8
Non-current liabilities held for sale	29.5	31.1
Total liabilities	$7,648.9	$7,750.3
Stockholders' Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 376,197,105 shares and 379,792,996 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	$3.8	$3.8
Additional paid-in capital	4,979.4	4,971.3
Accumulated deficit	(1,637.4)	(1,513.7)
Accumulated other comprehensive loss	(12.7)	(17.2)
Total stockholders' equity	3,333.1	3,444.2
Total liabilities and stockholders' equity	$10,982.0	$11,194.5

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PRIMO BRANDS CORPORATION		EXHIBIT 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	Three Months Ended March 31,
	2025	2024

Cash flows from operating activities of continuing operations:
Net income	$28.7	$33.5
Less: Net loss from discontinued operations, net of income taxes	(6.0)	—
Net income from continuing operations	$34.7	$33.5
Adjustments to reconcile net income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	128.6	75.2
Amortization of debt discount and issuance costs	6.1	3.5
Stock-based compensation costs	12.0	0.3
Restructuring charges	0.5	—
Inventory obsolescence expense	1.2	2.5
Charge for expected credit losses	7.1	2.1
Deferred income taxes	(2.6)	(17.3)
Other non-cash items	1.5	(2.8)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	(67.1)	(61.3)
Inventories	(45.7)	(37.4)
Prepaid expenses and other current and non-current assets	34.6	7.3
Trade payables	13.9	34.2
Accruals and other current and non-current liabilities	(86.0)	(33.8)
Net cash provided by operating activities of continuing operations	38.8	6.0
Cash flows from investing activities of continuing operations:
Purchases of property, plant and equipment	(62.0)	(23.5)
Purchases of intangible assets	(7.5)	(21.2)
Proceeds from sale of other assets	45.6	—
Proceeds from settlement of split-dollar life insurance contracts	—	3.0
Other investing activities	0.7	—
Net cash used in investing activities of continuing operations	(23.2)	(41.7)
Cash flows from financing activities of continuing operations:
Proceeds from 2024 Incremental Term Loan, net of discount	—	392.0
2024 Incremental Term Loan debt issuance costs	—	(5.1)
Proceeds from borrowings from ABL Credit Facility	—	25.0
Repayment of Term Loans	(7.7)	(8.0)
Proceeds from borrowings of other debt	—	2.1
Principal repayment of other debt	(1.3)	(0.4)
Principal payment of finance leases	(7.2)	(0.8)
Financing fees	(7.5)	—

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Issuance of common stock	1.2	—
Common stock repurchased and cancelled	(119.2)	—
Dividends paid to common stockholders	(38.6)	—
Dividends paid to Sponsor Stockholder	—	(382.7)
Other financing activities	(0.5)	—
Net cash (used in) provided by financing activities of continuing operations	(180.8)	22.1
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	2.9	—
Net cash used in investing activities from discontinued operations	(8.0)	—
Net cash provided by financing activities from discontinued operations	2.4	—
Net cash used in discontinuing operations	(2.7)	—
Effect of exchange rates on cash, cash equivalents and restricted cash	0.5	(0.3)
Net decrease in cash, cash equivalents and restricted cash	(167.4)	(13.9)
Cash and cash equivalents and restricted cash, beginning of period	620.7	47.0
Cash and cash equivalents and restricted cash, end of period	$453.3	$33.1
Cash and cash equivalents and restricted cash of discontinued operations, end of period	3.6	—
Cash and cash equivalents and restricted cash of continuing operations, end of period	$449.7	$33.1

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PRIMO BRANDS CORPORATION		EXHIBIT 4
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	Three Months Ended March 31,
	2025	2024

Net income from continuing operations	$34.7	$33.5
Interest and financing expense, net	82.1	79.9
Provision for income taxes	17.7	11.4
Depreciation and amortization	128.6	75.2
EBITDA	$263.1	$200.0

Acquisition, integration and restructuring expenses (a)	39.8	5.8
Stock-based compensation costs (b)	12.0	0.3
Unrealized loss (gain) on foreign exchange and commodity hedges, net (c)	0.2	(3.8)
Write off of long lived assets (d)	1.5	1.6
Loss on modification and extinguishment of debt (e)	18.6	—
Management fees (f)	—	9.3
Purchase accounting adjustments (g)	1.2	—
Other adjustments, net (h)	5.1	4.5
Adjusted EBITDA	$341.5	$217.7

Net sales	$1,613.7	$1,135.8
Adjusted EBITDA margin %	21.2%	19.2%

		Three Months Ended March 31,
	Location in Consolidated Statements of Operations	2025	2024
		(Unaudited)
(a) Acquisition, integration and restructuring expenses	Acquisition, integration and restructuring expenses	$39.8	$5.8
(b) Stock-based compensation costs	Selling, general and administrative expenses	12.0	0.3
(c) Unrealized loss (gain) on foreign exchange and commodity hedges, net	Other operating expense (income), net	0.2	(3.8)
(d) Write off of long lived assets	Cost of sales	1.5	1.6
(e) Loss on modification and extinguishment of debt	Loss on modification and extinguishment of debt	18.6	—
(f) Management fees	Selling, general and administrative expenses	—	9.3
(g) Purchase accounting adjustments	Cost of sales	1.2	—
(h) Other adjustments, net	Selling, general and administrative expenses	5.1	4.5

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PRIMO BRANDS CORPORATION		EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	Three Months Ended March 31,
	2025	2024

Net cash provided by operating activities of continuing operations	$38.8	$6.0
Less: Additions to property, plant and equipment	(62.0)	(23.5)
Less: Additions to intangible assets	(7.5)	(21.2)
Free cash flow	$(30.7)	$(38.7)

Acquisition, integration and restructuring cash costs	65.2	5.8
Cash costs related to additions to property, plant and equipment and intangible assets for integration of acquired entities	2.8	—
Management fees	—	9.3
Debt restructuring costs	17.4	—
Adjusted free cash flow	$54.7	$(23.6)

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PRIMO BRANDS CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	Three Months Ended March 31,
	2025	2024
Net income from continuing operations	$34.7	$33.5

Adjustments:
Amortization expense of customer lists	22.1	4.7
Acquisition, integration and restructuring expenses	39.8	5.8
Stock-based compensation costs	12.0	0.3
Unrealized loss (gain) on foreign exchange and commodity hedges, net	0.2	(3.8)
Loss on modification and extinguishment of debt	18.6	—
Management fees	—	9.3
Purchase accounting adjustments	1.2	—
Other adjustments, net	5.1	4.5
Tax impact of adjustments[1]	(21.8)	(5.2)
Adjusted net income	$111.9	$49.1

Earnings Per Share (as reported)
Net income from continuing operations	$34.7	$33.5

Basic EPS	$0.09	$0.15
Diluted EPS	$0.09	$0.15

Weighted average shares of common stock outstanding (in thousands)
Basic	379,251	218,618
Diluted	381,613	218,618

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$111.9	$49.1
Adjusted diluted EPS (Non-GAAP)	$0.29	$0.22

Weighted average shares of common stock outstanding (in thousands)
Basic	379,251	218,618
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP)[2]	381,613	218,618

1 The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
2 For the periods presented, the non-GAAP diluted weighted average shares of common stock outstanding equaled the reported diluted weighted average shares of common stock outstanding.

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